UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Amendment No. 1

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
September 4, 2009

NORTH HORIZON, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52991	87-0324697
(Commission File Number)	(IRS Employer Identification No.)

2290 East 4500 South, Suite 130, Salt Lake City, Utah	84117
(Address of Principal Executive Offices)	(Zip Code)

801-278-9925
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 7, 2009, Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. On August 18, 2009, we filed a report on Form 8-K  that Moore & Associates Chartered, had been dismissed and that we had engaged Seale and Beers, CPAs, as our new independent registered public account firm.

This amendment is filed to report that on August 27, 2009, the PCAOB issued PCAOB Release No. 105-2009-006 revoking the registration of Moore and Associates, Chartered,  and barring Michael J. Moore, CPA, from being an associated person of a registered public accounting firm.  The PCAOB imposed sanctions based on findings concerning alleged violations of Moore & Associates, Chartered, and of Michael J. Moore of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, PCAOB rules and auditing standards in auditing the financial statements of three issuer clients from 2006 to 2008, PCAOB rules and quality controls standards and non-cooperation with a PCAOB investigation.  The PCAOB Release is available at the PCAOB website at http:www.pcaobus.org.

A consequence of the above action is that we may not include the audit report or consents of Moore & Associates, Chartered, in any filings we make with the U.S. Securities and Exchange Commission on or after August 27, 2009.  We are examining future additional actions that are   necessary under the circumstances.

By letter the registrant requested that Moore and Associates, Chartered, provide and furnish a letter addressed to the Securities and Exchange Commission stating whether Moore and Associates agrees with the above statements.  Moore & Associates, Chartered, did not respond to our request.

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c)    Exhibits

      None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 4, 2009	By:	/s/ Wallace Boyack
Name: Wallace Boyack
Title: President